UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2000

COREL CORPORATION
(Exact name of registrant as specified in its charter)

Canada
(State of Other Jurisdiction of Incorporation)

0-20562	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Carling Avenue
Ottawa, Ontario, Canada    KIZ 8R7
(Address of principal executive offices including zip code)

(613) 728-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.

On June 15, 2000, the corporation announced that it expects results for its second quarter ended May 31, 2000 to be lower than expected at the time at which the Company announced its first quarter results. At that time the company stated that it expected results for its second and third fiscal quarter to mirror results for its first quarter (operating loss of $18.7 million on revenues of $44.1 million).

For the second quarter, the company expects to report revenues in the range of $37 to $38 million. Furthermore, the company anticipates its net operating loss to be in the range of $23 to $24 million, before taxes, or $0.35 to $0.36 per share. This compares to revenues of $70.5 million and a net profit of $9.2 million or $0.14 per share on a fully diluted basis in the same quarter last year. All figures are reported in US currency.

See press release attached as Exhibit 99.1

Item 7. Financial Statements, Pro Forma Information and Exhibits

EXHIBITS.

(c) Exhibits

99.1 Press Release issued by Corel Corporation on June 15, 2000.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 21, 2000

COREL CORPORATION

(Registrant)

By:	/s/ John Blaine

John Blaine
Vice-President, Finance and Controller
(Principal Accounting Officer)